UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 18, 2007, NetBank, FSB (“the Bank”), a wholly-owned subsidiary of NetBank, Inc. (the “Company”), entered into an Asset Purchase Agreement (“Purchase Agreement”) with EverBank, a federal savings bank, pursuant to which the Bank has agreed to sell certain assets to EverBank and EverBank has agreed to the assumption of certain liabilities of the Bank.  The Company has agreed to be jointly and severally liable for the performance of the Bank’s obligations under the Purchase Agreement, including the Bank’s indemnification obligations.

The Company anticipates that the transaction will result in a loss on sale of between $60 and $70 million at close. The agreement entails a $5 million premium on the liabilities being assumed and discounts on the assets being acquired, such discounts currently estimated at between $65 and $75 million. The Company currently estimates that EverBank will acquire an aggregate of $1.3 billion of assets and assume an aggregate of $2.5 billion of liabilities (valued as of the execution of the Purchase Agreement) in the transaction.

The primary assets and liabilities in the transaction include:

•                  The Bank’s held for investment loan portfolio;

•                  All of the assets and liabilities of NetBank Business Finance, the Bank’s small business equipment leasing and financing operation;

•                  The Bank’s $2.5 billion in core and brokered deposits;

•                  Mortgage loans held for sale that were originated by Meritage Mortgage Corporation, a subsidiary of the Bank, and are held for sale by the Bank;

•                  The recreational vehicle, aircraft and other loans originated by Beacon Credit Services, a division of the Bank, and held for investment by the Bank; and

•                  The NetBank brand and related trademarks and service marks.

EverBank has agreed to assume all of the Bank’s deposits and certain other specified liabilities in exchange for certain of the Bank’s mortgage loans, certain other specified assets and cash in an aggregate amount equal to the difference between the Bank’s liabilities assumed by EverBank and the Bank’s assets acquired by EverBank less a $5 million premium, all as more fully described in the Purchase Agreement.

The Bank has made customary representations and warranties in the Purchase Agreement, including, among others, representations regarding authorization, consents, conflicts, and relating to the loans and leases being acquired.  The Bank has also agreed to customary covenants, including, among others, to conduct its business operations between the date of the Purchase Agreement and the closing date in the manner set forth in the Purchase Agreement.  The Bank and the Company have agreed to indemnify EverBank following the closing for certain matters, including, among other things, liabilities other than liabilities which EverBank has agreed to assume, and losses arising from any inaccuracies in the Bank’s representations and warranties under the Purchase Agreement.  Subject to certain exceptions set forth in the Purchase Agreement, the Company and the Bank will not be required to indemnify EverBank for losses related to any inaccuracies in the representations and warranties exceeding $10 million, or for claims first made more than three years after the Closing Date. The Purchase Agreement also provides that the Company and its subsidiaries will not provide banking or related services competing with EverBank, other than any mortgage origination or lending or other business or operations relating to assets of the Bank that EverBank has not agreed to acquire, for three years from the closing date. The

Bank has also agreed to maintain a net worth of not less than $7 million for three years following the closing.

The Purchase Agreement may be terminated by the Bank and EverBank for customary reasons.  If EverBank terminates the Purchase Agreement due to the bankruptcy or receivership of the Bank, the Company or Market Street Mortgage Corporation, a subsidiary of the Bank (other than with respect to an involuntary bankruptcy or receivership), because the Bank has entered into an agreement with a third party to sell or assign any of the assets or liabilities subject to the Purchase Agreement, or because the Bank breaches any of its representations, warranties or covenants that cannot be cured within the time period specified in the Purchase Agreement, and in any of the foregoing instances the Bank within 12 months of such termination, executes an agreement to sell or assign any of the assets or liabilities subject to the Purchase Agreement, then the Bank will be obligated to pay EverBank certain fees and a termination fee of $6 million.

As of the date of this Current Report on Form 8-K, the Company anticipates that the closing of the transaction contemplated by the Purchase Agreement will be completed by July 9, 2007, subject to the terms and conditions of the Purchase Agreement.  The closing of the transaction is subject to various closing conditions, including, among other things, the receipt of required regulatory approvals, the continued accuracy at closing of NetBank’s representations and warranties made in the Purchase Agreement, the absence of a material adverse effect, the absence of pending or threatened litigation or governmental orders relating to the transaction, and the agreement of certain key employees in NetBank’s business finance division to accept employment with EverBank effective on the closing date.

In addition, the Company currently anticipates that the value of the liabilities to be assumed by EverBank plus the holdback amount under the Purchase Agreement will exceed the value of the assets to be acquired by EverBank plus the premium to be paid thereon. In such event, the Purchase Agreement provides that the Bank shall pay EverBank the difference in cash at the closing of the transaction.  In order for the Bank to deliver to EverBank the amount of cash necessary under the Purchase Agreement, the Bank will have to independently obtain sufficient financing of the assets of its subsidiary, Market Street Mortgage Corporation, as well as finance or liquidate certain other assets that are not being sold to EverBank.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Bank or any of their subsidiaries.

Item 2.05 Costs Associated with Exit or Disposal Activity.

As a result of the transaction with EverBank described in Item 1.01 above in this Current Report on Form 8-K, based on the value of the consideration the Company expects to receive at the closing of the transaction, the purchase price represents a discount to the current carrying value of the assets and liabilities being conveyed, and NetBank anticipates recording a loss on sale of between $60 and $70 million at the close of the transaction.

Also as a result of the transaction with EverBank, the Company expects to incur certain costs associated with exiting its banking platform.  The Company currently expects that this process will be complete by the end of the fourth quarter for fiscal 2007.

In addition, on May 18, 2007, the Company implemented a plan to shut down the operations of its third-party conforming mortgage business, NetBank Funding Services (“NFS”).  As a result, NFS has stopped taking locks on loans from its correspondent and broker partners but will honor locks in its pipeline through specified dates determined by the Company.  The Company currently expects that the shut down of NFS will be complete in approximately 60 days.

The Company estimates that it will incur approximately $49.2 million to $60.0 million in total costs in connection with exiting the banking platform and the shut down of NFS.  The estimated range of amounts comprising these costs include:

Contract termination costs	$17.6 - 23.4 million
Employee severance payments	$ 4.8 - 6.0 million
Fixed and other assets write-off	$26.8 - 30.6 million

The Company expects that the contract termination costs and employee severance payments will result in future cash expenditures in the approximate amounts shown above.

Item 2.06 Material Impairments.

Also as result of the transaction with EverBank, the Company will be required to sell certain securities that have had an unrealized loss persisting for more than twelve continuous months.  As a result on May 18, 2007, management concluded that because it no longer has the intent and ability to hold these securities to maturity, the Company is required to recognize and record an other-than-temporary impairment charge of approximately $4.8 million related to these investment securities pursuant to the principles of FASB Staff Position 115-1: The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.  These losses were previously recorded as part of other comprehensive income within shareholders’ equity.  This impairment charge is not expected to result in any future cash expenditures.

Item 7.01  Regulation FD Disclosure.

On May 21, 2007, the Company issued a press release announcing the Purchase Agreement and the related transactions between the Bank and EverBank.  The press release is furnished herewith as Exhibit 99.1 attached hereto.

On May 21, 2007, the Company held an analyst-investor conference call at 11:00 A.M. EDT to discuss the EverBank transaction.  A copy of the conference call transcript is furnished herewith as Exhibit 99.2 attached hereto.

Preliminary, Unaudited Financial Information

Information contained in the transcript of the May 21, 2007 conference call is based upon preliminary, unaudited financial information. While the Company believes that the preliminary, unaudited information has been prepared in accordance with accounting principles generally accepted in the United States, or “GAAP,” and that all adjustments necessary for a fair presentation thereof have been made, the company can give no assurance that all adjustments are final or that all adjustments necessary for a fair presentation of the financial results in accordance with GAAP have been identified.

In addition, the subsequent events period applicable to our financial statements for the year ended December 31, 2006, will remain open until the completion of the audit of our 2006 financial statements.  Under applicable accounting pronouncements, events that occur or information that becomes available subsequent to the December 31, 2006 balance sheet date but before issuance of the 2006 audited financial statements, including such information and events that occur in the first or second quarters of 2007, that provide additional evidence with respect to conditions that existed at the date of such December 31, 2006 balance sheet and affect the estimates inherent in the process of preparing the audited financial statements would be required to be “pushed back” and recorded in the 2006 financial statements.  While the Company currently expects that it may be required to “push back” and record in its 2006 financial statements certain subsequent event items in accordance with these accounting pronouncements, final determinations in that respect have not yet been made and, accordingly, the Company is not yet in  a position to determine whether those events affect the 2006 audited financial statements or its financial statements for the three months ended March 31, 2007.  Until the subsequent events period is closed and such determinations have been made, the Company will not be in a position to review or quantify such charges or their effect on the results on operations for the quarter ended March 31, 2007, and the Company’s previously reported preliminary, unaudited results at the year ended December 31, 2006.  Upon reporting final 2006 and first quarter 2007 results, the Company will identify the nature and amount of charges, if any, that were required to be pushed back to 2006 and those that will be taken in the first quarter of 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Asset Purchase Agreement, dated May 18, 2007, between NetBank and EverBank
99.1	Press Release, dated May 21, 2007, announcing the Asset Purchase Agreement between NetBank and EverBank
99.2	Transcript of Conference Call on May 21, 2007

Forward-looking Statements

Statements in this Current Report on Form 8-K, the press release furnished herewith and the transcript of the conference call furnished herewith that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Current Report on Form 8-K, the press release furnished herewith and the transcript of the conference call furnished herewith include, but are not limited to: A) the expectation that final regulatory approval will be obtained and the closing of the transaction with EverBank will close by the date anticipated; B) the estimate of the discounts on the assets being acquired by EverBank and the estimate of the loss on sale on the closing of the transaction with EverBank; C) the expectation that we will complete the shut down of NFS within 60 days and exit the banking platform by the end of the fourth quarter of fiscal 2007; D) the estimate of the costs associated with exiting the banking platform and the shutdown of NFS; E) the expectation that EverBank will acquire the Bank’s Mortgage Servicing Rights and acquire the assets and assume the liabilities of MG Reinsurance; F) the estimate of the Company’s equity position following the EverBank transaction; G) the estimated value of the CMC litigation and the expectation that the Company will be able to successfully prosecute the claims against the CMC sureties; and H) the expectation of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, by the end of June 2007.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward- looking statements could be affected by many factors, including but not limited to: 1) the evolving nature of the market for banking and financial services generally; 2) the cyclical nature of the mortgage banking industry generally; 3) a possible decline in asset quality; 4) changes in general economic or operating conditions that could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults; 5) the possible adverse effects of unexpected changes in the interest rate environment; 6) adverse legal rulings, particularly in the company’s litigation over leases originated by Commercial Money Center, Inc.; 7) adverse or additional regulatory action that may have a negative impact upon the Bank’s ability to consummate the transaction with EverBank; 8) any delay or difficulty in satisfying any closing conditions set forth in the Purchase Agreement with EverBank; 9) any delay or difficulty in the Bank’s ability to obtain sufficient financing of the assets of Market Street Mortgage and liquidate or finance other assets in order to satisfy the Bank’s obligation under the Purchase Agreement to deliver cash to EverBank; 10) potential difficulties and uncertainties related to the shutdown of NFS and exiting the bank platform; 11) any delay or difficulty in completion of the 2006 audit and the preparation of the first quarter financial statements; and 12) any material adjustments necessary as a result of the 2006 audit.

Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risks Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, as well as Exhibit 99.2 to its Current Report on Form 8-K filed with the SEC on January 3, 2007, and Form 12b-25 filed with the SEC on May 11, 2007. Except as required by the securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007	NETBANK, INC.

	By:	/s/ Charles E. Mapson
Charles E. Mapson
Chief Legal Counsel